Exhibit 5.1

                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

  Neil E. Grayson       999 PEACHTREE STREET, N.E.        OTHER OFFICES:
  (404) 817-6113              SUITE 1400           Charleston, South Carolina
Internet Address:        Atlanta, Georgia 30309      Charlotte, North Carolina
   neg@nmrs.com         TELEPHONE (404) 817-6000      Columbia, South Carolina
                        FACSIMILE (404) 817-6050     Greenville, South Carolina
                             www.nmrs.com           Myrtle Beach, South Carolina
                                                       Raleigh, North Carolina
                                                   Winston-Salem, North Carolina


                                 April 30, 2003


First Southern Bancorp.
201 South Main Street
Statesboro, Georgia 30458

Ladies and Gentlemen:

     We have acted as counsel to First Southern Bancorp. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 190,109 warrants issued to organizers (the "Warrants") and 137,942 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued by the Company upon the exercise of warrants issued to organizers or stock options granted under its 2002 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

     The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

     Based on the foregoing, we are of the opinion that (i) the Shares, when issued and delivered as described in the Registration Statement, and in the case of the Shares issuable upon exercise of the Warrants, upon payment of the exercise prices thereof to the Company in accordance with their terms, will be legally issued, fully paid and nonassessable, and (ii) the Warrants, upon execution, will be binding contracts under applicable state law, and when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                                       /s/ Neil E. Grayson
                                      ----------------------------------------
                                      Neil E. Grayson, Esq.